Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our report dated February 23, 1999, on the financial statements of Lely Golf Villas I Limited Partnership, and to the reference to our Firm as "Experts" included in this registration statement on Form S-11 (File No.
333-73415).



/s/ Arthur Andersen LLP


Miami, Florida,
   May, 24, 1999.